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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 22, 2003, relating to the financial statements and financial highlights which appear in the May 31, 2003 Annual Report to Shareholders of SEI Institutional Investments Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
January 29, 2004